Filed Pursuant To Rule 424(b)(5)
Registration No. 333-285461

PROSPECTUS SUPPLEMENT

(To prospectus dated February 28, 2025)

$500,000,000

HA SUSTAINABLE

INFRASTRUCTURE CAPITAL, INC.

Common Stock

HA Sustainable Infrastructure Capital, Inc. is an investor in sustainable infrastructure assets advancing the energy transition. Our investment strategy is focused on actively partnering with clients to deploy capital primarily in income-generating real assets that are supported by long-term recurring cash flows. This strategy has enabled us to generate attractive risk-adjusted returns and provide stockholders with diversified exposure to the energy transition.

We have entered into a sales agreement, dated May 13, 2020, as amended on February 26, 2021, March 1, 2022, February 22, 2023, May 10, 2023, September 5, 2023, July 3, 2024 and February 28, 2025, or the Sales Agreement, with B. Riley Securities, Inc., Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated and Truist Securities, Inc., as our sales agents, relating to the shares of common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may, through the sales agents, offer and sell from time to time shares of our common stock having an aggregate offering price of up to $500,000,000.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including by sales made directly on or through the New York Stock Exchange, or NYSE, or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions, which may include block trades, at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the applicable sales agent. We will submit orders to only one sales agent relating to the sale of shares of our common stock on any given day. Subject to the terms and conditions of the Sales Agreement, the sales agents will use their commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the sales agents not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction. We and the sales agents may suspend the offering of shares of our common stock at any time upon proper notice and subject to other conditions.

We also may sell shares of our common stock to one or more of the sales agents, as principal for their own accounts, at a price per share agreed upon at the time of sale. If we sell shares to one or more sales agents, as principal, we will enter into a separate terms agreement with such sales agent or agents, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

We will pay the sales agents a commission of up to, but may be less than, 2% of the gross sales price per share sold through them as our agents under the Sales Agreement. In connection with the sale of our common shares on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the sales agents may be deemed to be underwriting commissions or discounts.

Our common stock is listed on the NYSE under the symbol “HASI.” On February 27, 2025, the last reported sales price for our common stock on the NYSE was $28.47 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on S-3 of this prospectus supplement and page 3 of the accompanying prospectus. You should also read carefully the risk factors described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, before investing in our common stock.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these shares or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities	Baird	Barclays
BofA Securities	Citigroup	Credit Agricole CIB
Goldman Sachs & Co. LLC	Jefferies	J.P. Morgan
KeyBanc Capital Markets	Mizuho	Morgan Stanley
Nomura	RBC Capital Markets	Truist Securities

The date of this prospectus supplement is February 28, 2025.

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, the information in this prospectus supplement shall control. In addition, any statement in a filing we make with the SEC that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing.

You should read this document together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompany prospectus. Neither we nor the sales agents have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement and the accompanying prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the dates which are specified in those documents, as applicable, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of shares of our common stock.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before investing in shares of our common stock. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including the financial statements and related notes as well as the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2024, or our 2024 10-K, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act. References in this prospectus supplement to “we,” “our,” “us” and “our company” refer to HA Sustainable Infrastructure Capital, Inc., a Delaware corporation, our operating partnership Hannon Armstrong Sustainable Infrastructure, L.P., and any of our other subsidiaries.

Company Overview

We are an investor in sustainable infrastructure assets advancing the energy transition. Our investment strategy is focused primarily on long-lived real assets that are supported by long-term recurring cash flows. In addition to net investment income from our portfolio, we also generate gains-on-sale from securitization transactions, as well as on-going fees from asset management and other services.

We are internally managed by an executive team that has extensive relevant industry knowledge and experience, and a team of clean energy investment, operating, and technical professionals. We have long-standing relationships with the leading clean energy project developers, owners and operators, utilities, and energy service companies, which provide recurring, programmatic investment and fee-generating opportunities, while also enabling scale benefits and operational efficiencies.

We operate our business in a manner that will permit us to maintain our exemption from registration as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

THE OFFERING

Issuer	HA Sustainable Infrastructure Capital, Inc., a Delaware corporation

Common stock offered by us	Common stock, par value $0.01 per share, having aggregate sales proceeds of up to $500,000,000.

Method of offering	“At the market” offering may be made from time to time through B. Riley Securities, Inc., Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc. Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated and Truist Securities, Inc. as our sales agents, using commercially reasonable efforts, or to one or more of our sales agents as principal for their own accounts. See “Plan of Distribution.”

Use of proceeds	We intend to contribute the net proceeds from any sales of shares of common stock through or to the sales agents to our operating partnership, which in turn will use such proceeds for general corporate purposes, which may include the repayment of outstanding borrowings or the acquisition of our target assets in accordance with our investment strategy. See “Use of Proceeds.” For further information about our objectives and strategies, please see “Business—Our Investment Strategy,” included in our 2024 10-K, which is incorporated by reference into this prospectus supplement.

New York Stock Exchange symbol	“HASI”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read the information contained under the caption “Risk Factors” in this prospectus supplement and page 3 of the accompanying prospectus, and the risks set forth under the caption “Item 1A. Risk Factors” included in our 2024 10-K and our other filings under the Exchange Act for risks that you should consider before deciding to invest in shares of our common stock.

Regulatory	We intend to continue to operate our business in a manner that will permit us to maintain our exception from registration as an investment company under the 1940 Act.

Our Corporate Information

Our principal executive offices are located at One Park Place, Suite 200, Annapolis, Maryland 21401. Our telephone number is (410) 571-9860. Our website is www.hasi.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus supplement or the accompanying prospectus.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described below and the risks described beginning on page 3 of the accompanying prospectus and in the section “Risk Factors” contained in our 2024 10-K, which are incorporated herein by reference, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of these risks described could materially adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations. If this were to happen, the price of our common stock could decline significantly and you could lose a part or all of your investment.

The market price for our common stock may be volatile.

The price at which shares of our common stock may be sold in the public market after they are purchased pursuant to this prospectus supplement may be lower than the price at which they are sold through or by a sales agent. The market price of our common stock may be volatile and be subject to wide fluctuations. Fluctuations in our stock price may not reflect our historical financial performance and condition and prospects. Our stock price may fluctuate as a result of factors that are beyond our control or unrelated to our historical financial performance and condition and prospects. We cannot assure you that the market price of our common stock will not be volatile or fluctuate or decline significantly in the future. In addition, the stock market in general can experience considerable price and volume fluctuations that may be unrelated to our historical performance and condition and prospects.

Sales of our common stock, preferred stock, warrants or debt securities convertible into or exercisable or exchangeable for common stock may depress the price of our common stock and be dilutive to holders of our common stock.

We cannot predict the effect, if any, that future issuances or sales of our common stock, preferred stock, warrants or debt securities convertible into or exercisable or exchangeable for common stock, including sales of our common stock pursuant to the Sales Agreement, or the availability of our securities for future issuance or sale, will have on the market price of shares of our common stock. Issuances or sales of substantial amounts of our common stock, preferred stock, warrants or debt securities convertible into or exercisable or exchangeable for common stock, including sales of our common stock pursuant to the Sales Agreement, or the perception that such issuances or sales might occur, could negatively impact the market price of our common stock and the terms upon which we may obtain additional equity financing in the future. Preferred stock we issue will generally be senior to our common stock with respect to dividends and liquidation rights. The issuance of any additional shares of our common stock or securities convertible into or exchangeable for common stock or that represent the right to receive common stock, or the exercise of such securities, could be substantially dilutive to holders of our common stock, including purchasers of common stock in this offering. The vesting of any restricted stock granted to directors, executive officers and other employees, and other issuances of our common stock could have an adverse effect on the market price of our common stock, and the existence of our common stock reserved for issuance under our 2022 Equity Incentive Plan may adversely affect the terms upon which we may be able to obtain additional capital through the sale of equity securities.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Forward-looking statements are not predictions of future events. Actual results may differ materially from those set forth in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, important factors included in the risk factors described in the section captioned “Risk Factors” contained in our 2024 10-K and in subsequent periodic reports which we file with the SEC, as well as other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus before purchasing any shares of our common stock (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on our operations and financial results, and could cause our actual results to differ materially from those contained or implied in forward-looking statements made by us or on our behalf in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement.

USE OF PROCEEDS

We intend to contribute the net proceeds from any sales of shares of common stock resulting from this prospectus supplement to our operating partnership, which in turn will use such proceeds for general corporate purposes, which may include the repayment of outstanding borrowings or the acquisition of our target assets in accordance with our investment strategy.

For further information about our objectives and strategies, please see “Business—Our Investment Strategy,” included in our 2024 10-K, which is incorporated by reference into this prospectus supplement.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with B. Riley Securities, Inc., Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated and Truist Securities, Inc., as our sales agents, under which we may offer and sell shares of our common stock having an aggregate offering price of up to $500,000,000 from time to time. The sales, if any, of shares of our common stock made under the Sales Agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act, including by sales made directly on or through the NYSE or otherwise, in negotiated transactions, which may include block trades, at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the applicable sales agent.

We will designate the maximum amount of shares of our common stock to be sold through the sales agents on a daily basis or otherwise as we and the sales agents agree and the minimum price per share at which such shares may be sold. Subject to the terms and conditions of the Sales Agreement, the sales agents will use their commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the sales agents not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agents may suspend the offering of shares at any time and from time to time by notifying the other party. We cannot predict the number of shares that we may sell hereby or if any shares will be sold.

We will pay each sales agent a commission up to, but may be less than, 2% of the gross sales price per share sold through it as our agent under the Sales Agreement. We have agreed to pay or reimburse certain of the expenses of the sales agents under certain circumstances.

The applicable sales agent will provide to us written confirmation following the close of trading on the NYSE each day in which shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the gross sales proceeds, the net proceeds to us (after deducting any expenses payable by us and any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental entity or self-regulatory organization in respect of such sales) and the compensation payable by us to the sales agents. We will report in a prospectus supplement and/or our filings under the Exchange Act, at least quarterly the number of shares sold by or through the sales agents under the Sales Agreement, the net proceeds to us and the aggregate compensation of the sales agents in connection with the sales of the shares.

Settlement for sales of shares will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which such sales were made, in each case in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Under the terms of the Sales Agreement, we also may sell shares of our common stock to the sales agents, as principals for their own accounts, at a price per share agreed upon at the time of sale. If we sell shares to any of the sales agents, as principal, we will enter into a separate terms agreement with such sales agent or agents and we will describe the agreement in a separate prospectus supplement or pricing supplement.

The offering of shares pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of shares having an aggregate gross sale price of $500,000,000 pursuant to the Sales Agreement or (2) the termination of the Sales Agreement by us or by each of the sales agents.

In connection with the sale of shares of our common stock on our behalf, the sales agents may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the sales agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents against certain liabilities, including civil liabilities under the Securities Act.

We estimate that the total expenses of this offering payable by us, excluding commissions payable to the sales agents under the Sales Agreement, will be approximately $200,000.

Conflicts of Interest

The sales agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the sales agents and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the sales agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The sales agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

We may use a portion of the net proceeds of this offering to repay outstanding borrowings under one or more of our credit facilities. Bank of America, N.A., an affiliate of BofA Securities, Inc., Barclays Bank PLC, an affiliate of Barclays Capital Inc., Citibank, N.A., an affiliate of Citigroup Global Markets Inc., Credit Agricole Corporate and Investment Bank, an affiliate of Credit Agricole Securities (USA) Inc., Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC, affiliates of Goldman Sachs & Co. LLC, JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, KeyBank National Association, an affiliate of KeyBanc Capital Markets Inc., Mizuho Bank, Ltd., an affiliate of Mizuho Securities USA LLC, Morgan Stanley Bank, N.A., an affiliate of Morgan Stanley & Co. LLC, Royal Bank of Canada, an affiliate of RBC Capital Markets, LLC, and Truist Bank, an affiliate of Truist Securities, Inc., are lenders under existing credit facilities, and, accordingly, Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Credit Agricole Corporate and Investment Bank, Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC, JPMorgan Chase Bank, N.A., KeyBank National Association, Mizuho Bank, Ltd., Morgan Stanley Bank, N.A., Royal Bank of Canada, and Truist Bank, may receive proceeds from this offering in connection with our existing credit facilities. See “Use of Proceeds.”

LEGAL MATTERS

Certain legal matters will be passed upon for us by Clifford Chance US LLP. Certain legal matters relating to this offering will be passed upon for the sales agents by Ropes & Gray LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Lighthouse Renewable Holdco 2 LLC and subsidiaries as of December 31, 2023 and 2022, and for the years ended December 31, 2023 and 2022, and the period from December 17, 2021 through December 31, 2021 included in our Annual Report on Form 10-K/A for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. The consolidated financial statements of Lighthouse Renewable Holdco 2 LLC and subsidiaries are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Daggett Renewable Holdco LLC and subsidiaries as of December 31, 2023, and for the period from February 17, 2023 through December 31, 2023 included in our Annual Report on Form 10-K/A for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. The consolidated financial statements of Daggett Renewable Holdco LLC and subsidiaries are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Rosie TargetCo LLC and subsidiaries as of December 31, 2023 and 2022, and for each of the years ended December 31, 2023, 2022 and 2021 included in our Annual Report on Form 10-K/A for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. The consolidated financial statements of Rosie TargetCo LLC and subsidiaries are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Vivint Solar Asset 3 HoldCo Parent, LLC for the year ended December 31, 2021 included in our Annual Report on Form 10-K/A for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. The consolidated financial statements of Vivint Solar Asset 3 HoldCo Parent, LLC are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC. In addition, we file annual, quarterly, current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s Internet site at http://www.sec.gov. Our reference to the SEC’s Internet site is intended to be an inactive textual reference only.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete and you should refer to the filed copy of the contract or document.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC will update and supersede this information.

Document	Period

Annual Report on Form 10-K (File No. 001-35877)	Year ended December 31, 2024

Annual Report on Form 10-K/A (File No. 001-35877)	Year ended December 31, 2023

Document	Filed

Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023) (File No. 001-35877)	April 15, 2024

Document	Filed

Registration Statement on Form 8-A, or Form 8-A, as updated by Exhibit 99.2 to the Current Report on Form 8-K (containing a description of our common stock, $0.01 par value per share) (File No. 001-35877)	April 15, 2013 (Form 8-A) July 3, 2024 (Exhibit 99.2)

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and until we have sold all of the securities to which this prospectus supplement relates or the offering of any of the securities covered under this prospectus supplement is otherwise terminated shall be deemed to be incorporated by reference into this prospectus supplement.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. In addition, if you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at One Park Place, Suite 200, Annapolis, Maryland 21401, Attention: HA Sustainable Infrastructure Capital, Inc., Investor Relations, or contact our offices at (410) 571-9860.

PROSPECTUS

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Common Stock,

Preferred Stock,

Depositary Shares,

Debt Securities

Guarantees of Debt Securities

Warrants

Rights

We may offer from time to time, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	shares of our common stock, par value $0.01 per share;

•	shares of our preferred stock, par value $0.01 per share;

•	depositary shares representing entitlement to all rights and preferences of fractions of shares of our preferred stock of a specified class or series and represented by depositary receipts;

•	debt securities;

•	guarantees of debt securities;

•	warrants to purchase our common stock, preferred stock, depositary shares or debt securities; or

•	rights to purchase our common stock or preferred stock;

Any debt securities offered and sold pursuant to this prospectus may be issued by one or more of HA Sustainable Infrastructure Capital, Inc. and any of the Guarantor Registrants and may or may not be guaranteed by one or more of HA Sustainable Infrastructure Capital, Inc. and any of the Guarantor Registrants.

We refer to the common stock, preferred stock, depositary shares, debt securities, guarantees of debt securities, warrants, and rights collectively, as the “securities” in this prospectus.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

The applicable prospectus supplement will also contain information, where applicable, about certain U.S. federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest.

We may offer the securities directly, through agents, or to or through underwriters. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See “Plan of Distribution” beginning on page 7 for more information on this topic. No securities may be sold without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “HASI.” On February 27, 2025, the closing sale price of our common stock on the NYSE was $28.47 per share.

Investing in these securities involves risks. You should carefully read the risk factors described in our Securities and Exchange Commission, or SEC, filings, including those described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and in our subsequently filed periodic reports incorporated by reference herein, before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may sell any combination of common stock, preferred stock, depositary shares, debt securities, guarantees of debt securities, warrants, and rights. You should rely only on the information provided or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or any free writing prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus, any applicable prospectus supplement and any free writing prospectus, as well as the documents incorporated by reference herein or therein, before making an investment decision.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “HASI,” “Company,” “we,” “us” and “our” to refer to HA Sustainable Infrastructure Capital, Inc., together with its subsidiaries. References in this prospectus to the “Guarantor Registrants” refer to our subsidiaries that are listed as guarantor registrants in the registration statement of which this prospectus forms a part.

SUMMARY INFORMATION

We are an investor in sustainable infrastructure assets advancing the energy transition. Our investment strategy is focused primarily on long-lived real assets that are supported by long-term recurring cash flows. In addition to net investment income from our portfolio, we also generate gains-on-sale from securitization transactions, as well as on-going fees from asset management and other services.

We are internally managed by an executive team that has extensive relevant industry knowledge and experience, and a team of clean energy investment, operating, and technical professionals. We have long-standing relationships with the leading clean energy project developers, owners and operators, utilities, and energy service companies, which provide recurring, programmatic investment and fee-generating opportunities, while also enabling scale benefits and operational efficiencies.

We operate our business in a manner that permits us to maintain our exemption from registration as an investment company under the 1940 Act.

Our principal executive offices are located at One Park Place, Suite 200, Annapolis, Maryland 21401. Our telephone number is (410) 571-9860. Our website is www.hasi.com. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors described in the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2024, or our 2024 10-K, and in subsequent periodic reports which we file with the Securities and Exchange Commission, or the SEC, as well as other information in this prospectus and any applicable prospectus supplement before purchasing any shares of our common stock. Any of these risks described could materially adversely affect our business, financial condition, results of operations, tax status or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. If this were to happen, the price of our securities could decline significantly and you could lose a part or all of your investment. Each of the risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment. See “Where You Can Find More Information” beginning on page 33 of this prospectus.

FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are subject to risks and uncertainties. For these statements, we claim the protections of the safe harbor for forward-looking statements contained in such Sections. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Forward-looking statements are not predictions of future events. Actual results may differ materially from those set forth in the forward-looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, important factors included in the risk factors described in the section captioned “Risk Factors” contained in our 2024 10-K and in subsequent periodic reports which we file with the SEC, as well as other information included or incorporated by reference in this prospectus or any applicable prospectus supplement before purchasing any shares of our common stock (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on our operations and financial results, and could cause our actual results to differ materially from those contained or implied in forward-looking statements made by us or on our behalf in this prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Such new factors may be included in the documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus which will be considered to be incorporated by reference into this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities to acquire our target assets, repay indebtedness or for general corporate purposes. Further details relating to the use of the net proceeds will be set forth in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

If the registration statement of which this prospectus forms a part is used by selling securityholders for the resale of any securities registered thereunder pursuant to a registration rights agreement to be entered into by us with such selling securityholders or otherwise, information about such selling securityholders, their beneficial ownership of the securities and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into such registration statement.

PLAN OF DISTRIBUTION

We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby may from time to time be designated on terms to be set forth in the applicable prospectus supplement.

Underwriters or agents could make sales in privately negotiated transactions and any other method permitted by law. Securities may be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) “at the market” offerings or sales “at the market,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers; or (g) through a combination of any of these methods. Broker-dealers may also receive compensation from purchasers of these securities which is not expected to exceed those customary in the types of transactions involved.

Underwriters or agents may offer and sell the securities at a fixed price or prices, which may be changed in relation to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, we may authorize underwriters or other agents to solicit offers by institutions to purchase securities from it pursuant to contracts providing for payment and delivery on a future date. Institutions with which it may make these delayed delivery contracts include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. In connection with the sale of securities, underwriters or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters or agents may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or the agents and/or commissions from the purchasers for whom they may act as agent.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters or agents to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

DESCRIPTION OF CAPITAL STOCK

This prospectus contains summary descriptions of the material terms of our capital stock that we may offer and sell from time to time. This summary does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation (our “Certificate of Incorporation”) and our bylaws (our “Bylaws”), copies of which have been filed by us with the SEC and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). The particular terms of any security will be described in the applicable prospectus supplement and are subject to and qualified in their entirety by reference to DGCL and our Certificate of Incorporation and our Bylaws. See “Where You Can Find More Information.”

General

The rights of the holders of our capital stock are governed by the DGCL, our Certificate of Incorporation, and our Bylaws.

Authorized Capital Stock

Our authorized capital stock consists of 450,000,000 shares of common stock, $0.01 par value, or our Common Stock, and 50,000,000 shares of preferred stock, $0.01 par value, or the Preferred Stock. As of February 10, 2025, there were 119,278,694 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

Common Stock

Common Stock Outstanding. The outstanding shares of our Common Stock are duly authorized, validly issued, fully paid and nonassessable.

Voting Rights. Each share of our Common Stock is entitled to one vote on all stockholder matters. Shares of our Common Stock do not possess any cumulative voting rights. Generally, except for the election of directors, if a quorum is present at any meeting of stockholders, an action on a matter is approved if it receives the affirmative vote of the majority of the votes properly cast for such matter, unless otherwise required by applicable law, our Certificate of Incorporation, or our Bylaws. A plurality of the votes cast in the election of directors is sufficient to elect a director and there is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of our Common Stock generally can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors. However, pursuant to our majority vote policy for the election of directors, in an uncontested election, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation to our board of directors for its consideration. The rights, preferences, and privileges of holders of our Common Stock are subject to, and may be impacted by, the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future. A majority of the stockholders can request that we call a special meeting by providing the notice and information required by our Bylaws.

Dividend Rights. Holders of our Common Stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to preferential dividend rights of any Preferred Stock then outstanding.

Liquidation and Dissolution Rights. Upon liquidation, dissolution or winding up, holders of our Common Stock will be entitled to receive pro rata the assets available for distribution to the stockholders after payment of liabilities and payment of preferential and other amounts, if any, payable on any outstanding Preferred Stock.

Other Rights. Holders of our Common Stock are not entitled to preemptive, subscription, redemption, or conversion rights, and no sinking fund provisions are applicable to our Common Stock. Under the DGCL, holders of our Common Stock have appraisal rights with respect to certain transactions such as certain mergers, consolidations, conversions and domestications.

Trading Market. Our Common Stock is listed for trading on the NYSE under the symbol “HASI.”

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue Preferred Stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of our Common Stock.

Anti-takeover effects of our Certificate of Incorporation and our Bylaws and Delaware Law

Our Certificate of Incorporation and our Bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Removal of Directors and Filling of Vacancies. Our Certificate of Incorporation provides that directors may be removed with or without cause, and only upon the affirmative vote of holders of at least two-thirds of the outstanding shares of capital stock then entitled to vote in the election of directors. Our Certificate of Incorporation and our Bylaws provide that, subject to the rights, if any, of the holders of any series of Preferred Stock to elect directors and to fill vacancies in the board of directors related thereto, any and all vacancies in the board of directors, however occurring, including, without limitation, by reason of an increase in the size of the board of directors, or the death, resignation, disqualification, or removal of a director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the board of directors, and not by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified or until his or her earlier resignation, death, or removal.

Limitations of Liability and Indemnification. The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ or certain officers’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that eliminates the personal liability of our directors and officers for monetary damages to the Company or its stockholders for any breach of fiduciary duty as a director or an officer, to the fullest extent permitted by the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director or an officer for breach of fiduciary duty as a director or an officer, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any breaches of the duty of loyalty, any acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, any authorization of dividends or stock redemptions or repurchases paid or made in violation of the DGCL, or for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation and our Bylaws generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent permitted by the DGCL. We believe that these indemnification and advancement provisions are useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and our Bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

No Cumulative Voting. Under the DGCL, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. Our Certificate of Incorporation does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

No Written Consent of Stockholders. Our Certificate of Incorporation provides that, subject to the terms of any series of Preferred Stock that expressly permit the holders of such series to act by consent, any action required or permitted to be taken by the stockholders of the Company at any annual or special meeting of stockholders of the Company must be effected at a duly called annual or special meeting of stockholders and may not be taken or effected by a written consent of stockholders in lieu thereof.

Amendment to our Certificate of Incorporation and our Bylaws by Stockholders. As required by the DGCL, any amendment of our Certificate of Incorporation must first be approved by a majority of our board of directors, and if required by law or our Certificate of Incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class.

Our Bylaws may be amended by our board of directors, subject to any limitations set forth in our Bylaws, and may also be amended at any annual meeting or special meeting called for such purpose by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon, provided, however, that the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock entitled to vote thereon shall be required for the stockholders to adopt, amend or repeal Article IX (Indemnification and Advancement of Expenses) or Article XI (Amendment of Bylaws) of our Bylaws or any provision inconsistent therewith.

Preferred Stock. Our Certificate of Incorporation provides for 50,000,000 authorized shares of Preferred Stock. The existence of authorized but unissued shares of Preferred Stock may enable our board of directors to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of our stockholders, our board of directors could cause shares of Preferred Stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our Certificate of Incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of Preferred Stock. The issuance of shares of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of shares of our Common Stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Choice of Forum. Our Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, (A)(i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. In addition, Section 27 of the Exchange Act reates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the forum provision in our certificate of incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. These forum provisions may impose additional costs on stockholders, may limit our stockholders’ ability to bring a claim in a forum they find favorable, and the designated courts may reach different judgements or results than other courts.

Advance Notice Requirements. Our Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary date of the annual meeting for the preceding year. Our Bylaws specify the requirements as to form and content of all stockholders’ notices. These provisions may defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Anti-Takeover Effects Under Section 203 of Delaware General Corporation Law. We are subject to Section 203 of the DGCL, or Section 203. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Tax Benefits Preservation Provisions of our Certificate of Incorporation

As part of our Certificate of Incorporation, we have included provisions, or the Charter Tax Benefit Provisions, that are intended to reduce the risk of an “ownership change” under Section 382, or Section 382, of the Internal Revenue Code of 1986, as amended, or the Code, and that our ability to use our net operating losses, or NOLs, and certain other tax benefits will become substantially limited as the result of an “ownership change” within the meaning of Section 382, the Code and the Treasury regulations promulgated thereunder. Our board of directors believes that the Charter Tax Benefit Provisions are necessary and appropriate due to (1) the large number of existing NOLs that can be carried forward indefinitely, (2) the likelihood of generating additional NOLs in future periods due to the nature of our business activities, and (3) the importance of offsetting our future tax liability.

The Charter Tax Benefit Provisions generally restrict any person or entity from attempting to transfer (which includes, among other things, sales, transfers, assignments and dispositions) any of our capital stock (or options, warrants or other rights to acquire our stock, or securities convertible or exchangeable into our capital stock, with certain exceptions), to the extent that transfer would, if effected, (i) result in an individual, entity, firm, corporation, estate, trust or other person or group of persons described in the Charter Tax Benefit Provisions as a “Person” (other than an Exempt Person or any Initial Substantial Shareholder, each within the meaning provided in our Certificate of Incorporation) owning 4.8% or more of our Common Stock (which the Charter Tax Benefit Provisions refer to as a “Prohibited Ownership Percentage”) or (ii) increase the ownership percentage of any Person that has a Prohibited Ownership Percentage, subject to certain exceptions. For this purpose, ownership generally includes constructive ownership determined under Section 382 and beneficial ownership under the Exchange Act. The Charter Tax Benefit Provisions do not restrict transfers that are sales by a Person that has a Prohibited Ownership Percentage, although they would generally restrict any transfers to the extent such transfer would cause the purported acquiror to have, or result in any Person or Public Group (within the meaning of our Certificate of Incorporation) having, a Prohibited Ownership Percentage.

Some persons who are beneficial owners (as defined under the Exchange Act) of 4.8% or more of our Common Stock are not “4.8-percent stockholders” (defined by reference to the definition of “5-percent shareholder” under Section 382) and hence would not affect our ownership shift for purposes of Section 382. These persons are subject to the ownership limits described above because most investors report ownership positions based on the Exchange Act definition and subjecting these investors to these ownership limits allows us to identify that investor, verify whether they are a 4.8% stockholder and make a determination as to how to proceed. We expect our board of directors to generally grant waivers, if requested, to allow purchases by persons that are subject to the ownership limits but are not treated as 4.8-percent stockholders by reference to Section 382.

The Charter Tax Benefit Provisions provide that any Transfer that violates the Charter Tax Benefit Provisions shall be null and void ab initio and shall not be effective to transfer any record, legal, beneficial or any other ownership of the number of shares which result in the violation of the Charter Tax Benefit Provisions (which are referred to as “Excess Shares”). The purported acquirer shall not be entitled to any rights as our stockholder with respect to the Excess Shares. Instead, the Excess Shares will be automatically transferred to an agent designated by us for the limited purpose of consummating an orderly arms-length sale of such shares. The net proceeds of the sale will be distributed to the purported transferee to the extent of the price it paid, and any additional amount will go to charity. The Charter Tax Benefit Provisions also provide us with various remedies to prevent or respond to a purported transfer which violates its provisions. In particular, the Charter Tax Benefit Provisions provide that any person who knowingly violates the Charter Tax Benefit Provisions, together with any persons in the same control group with such person, are jointly and severally liable to us for such amounts as will put us in the same financial position as we would have been if such violation had not occurred.

Waiver of the Charter Tax Benefit Provisions. Our board of directors would have the discretion to approve a transfer of stock that would otherwise violate the Charter Tax Benefit Provisions. In deciding whether to grant a waiver, our board of directors may seek the advice of counsel and tax experts with respect to the preservation of our federal and state tax attributes pursuant to Section 382. In addition, our board of directors may request relevant information from the purported acquiror in order to determine compliance with the Charter Tax Benefit Provisions or the status of our federal and state income tax benefits. In considering a waiver, we expect our board of directors to consider such factors as:

•	whether the purported acquiror is or would become a “5-percent shareholder” under Section 382 of the Internal Revenue Code as a result of the proposed transfer;

•	the impact of the proposed transfer on our Section 382 shift in ownership percentage;

•	the then existing level of our Section 382 shift in ownership percentage;

•	the timing of the expected “roll-off” of our existing ownership shift;

•	the economic impact of any Section 382 limitation that might result, taking into account factors such as our market capitalization and cash position;

•	the impact on possible future issuances or purchases of our Common Stock by us; and

•	any changes or expected changes in applicable tax law.

If our board of directors decides to grant a waiver, it may impose conditions on the acquirer or selling party. We expect that proposed waivers could be submitted in writing to us, and we will submit the matter to our board of directors.

The Charter Tax Benefit Provisions expire upon the third anniversary of the effectiveness of our Certificate of Incorporation (if not earlier terminated pursuant to the terms of our Certificate of Incorporation).

Transfer Agent

Our transfer agent is Equiniti Trust Company, LLC.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer depositary shares representing fractional interests in shares of preferred stock rather than full shares of preferred stock. If we offer depositary shares, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified class or series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement relating to the offering of such depositary shares. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges. The form of the deposit agreement and the form of the depositary receipt will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the articles supplementary for the applicable class or series of preferred stock. While the deposit agreement relating to a particular class or series of preferred stock may have provisions applicable solely to that class or series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

Dividends and Other Distributions

Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a class or series, the depositary will distribute to the holder of record of each depositary share relating to that class or series of preferred stock an amount equal to the dividend or other distribution per depositary share that the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

Withdrawal of Preferred Stock

A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable class or series of preferred stock and any money or other property to which the depositary shares relate.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares representing, in total, the number of shares of preferred stock held by the depositary which we redeemed, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a class or series of preferred stock are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by lot or by another method we determine to be equitable.

Voting

Any time we send a notice of meeting or other materials relating to a meeting to the holders of shares of a class or series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the shares of preferred stock to which the depositary shares relate in accordance with those instructions.

Liquidation Preference

Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock represented by the depositary share.

Conversion

If shares of a class or series of preferred stock are convertible into or exchangeable for shares of our common stock or other of our securities or property, holders of depositary shares representing that class or series of preferred stock will, if they surrender depositary receipts evidencing depositary shares and appropriate instructions to convert or exchange them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted or exchanged.

Amendment and Termination of a Deposit Agreement

We and the depositary may amend a deposit agreement, except that an amendment that materially and adversely affects the rights of holders of outstanding depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the class or series of preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment may impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

•	all outstanding depositary shares to which it relates have been repurchased, redeemed or converted; or

•	the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

Miscellaneous

There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the shares of preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (generally limited to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

Reference is made to the prospectus supplement relating to the depositary shares offered thereby for the specific terms thereof, including, but not limited to, a discussion of U.S. federal income tax considerations applicable to the depositary shares.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. The following description of the terms of our debt securities, collectively, and together with any guarantees of our debt securities as described below unless otherwise stated, the “debt securities”, sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any debt securities and the extent, if any, to which such general provisions will not apply to such debt securities will be described in the prospectus supplement relating to such debt securities. When we offer to sell a particular series of debt securities, we urge you to read the indenture, including any related supplemental indentures, and any form of debt security, applicable to a particular series of debt securities, because they, and not this description, will define your rights as the holders of debt securities, copies of which may be obtained in the manner described under “Where You Can Find More Information.” As used in this “Description of Debt Securities and Guarantees” references to “subsidiary” or “subsidiaries” in relation to issuing or guaranteeing debt securities pursuant to this prospectus are references to one or more of the Guarantor Registrants.

Our debt securities may be issued from time to time by us and/or one or more of our subsidiaries in one or more series and may or may not be guaranteed by us or one or more of our subsidiaries. The debt securities will be issued from time to time in series under one or more indentures between the Company, one or more guarantors, if any, and a trustee named therein (as amended or supplemented from time to time, the “indentures”). Unless otherwise set forth in the applicable prospectus supplement, the debt securities will constitute our secured or unsecured and unsubordinated obligations.

The statements set forth below are brief summaries of certain provisions contained in the indentures, the debt securities and the guarantees, which summaries do not purport to be complete and are qualified in their entirety by reference to the indentures, the debt securities and the guarantees, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part. Terms used herein that are otherwise not defined shall have the meanings given to them in the applicable indenture to which they relate. Such defined terms shall be incorporated herein by reference.

The indentures will not limit the amount of debt securities which may be issued under the applicable indenture and debt securities may be issued under the applicable indenture up to the aggregate principal amount which may be authorized from time to time by us. Any such limit applicable to a particular series will be specified in the prospectus supplement relating to that series.

The applicable prospectus supplement will disclose the terms of each series of debt securities in respect to which such prospectus is being delivered, including the following:

•	the title of the series;

•	the designation and issue date of the debt securities;

•	the date or dates on which the principal of the debt securities is payable;

•	the rate or rates (or manner of calculation thereof), if any, per annum at which the debt securities will bear interest, if any;

•	the date or dates, if any, from which interest will accrue and the interest payment date or dates for the debt securities;

•	any limit upon the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable indenture;

•

the period or periods within which the redemption price or prices or the repayment price or prices, as the case may be, and the terms and conditions upon which the debt securities may be redeemed at the option of the issuer(s) of a series of debt securities or the option of the holder of such debt securities;

•

the obligation, if any, of an issuer of a series of debt securities to purchase such debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000, the denominations in which the debt securities will be issuable;

•

provisions, if any, with regard to the conversion or exchange of the debt securities, at the option of the holders of such debt securities or the issuer(s) of such debt securities, as the case may be, for or into new securities of a different series, shares of our Common Stock or other securities;

•

if other than U.S. dollars, the currency or currencies or units based on or related to currencies in which the debt securities will be denominated and in which payments of principal of, and any premium and interest on, such debt securities shall or may be payable;

•

if the principal of (and premium, if any) or interest, if any, on the debt securities are to be payable, at the election of the issuer(s) or a holder of such debt securities, in a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

•

if the amount of payments of principal of (and premium, if any) or interest, if any, on the debt securities may be determined with reference to an index based on a currency (including a composite currency) other than that in which such debt securities are stated to be payable, the manner in which such amounts shall be determined;

•

if the amount of payments of principal of (and premium, if any), and/or interest, if any, on the debt securities may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

•

provisions, if any, related to the exchange of the debt securities, at the option of the holders of such debt securities, for other securities of the same series of the same aggregate principal amount or of a different authorized series or different authorized denomination or denominations, or both;

•

the portion of the principal amount of the debt securities, if other than the principal amount thereof, which shall be payable upon declaration of acceleration of the maturity thereof as more fully described under the section “—Events of Default, Notice and Waiver” below;

•

if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the applicable indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the applicable indenture;

•

whether the debt securities will be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;

•

if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

•

if the debt securities will be guaranteed by any persons, the identity of those persons, the terms and conditions of such guarantees and provisions for the accession of the guarantors to certain obligations under the applicable indenture and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if appropriate, a discussion of U.S. federal income tax consequences;

•	the CUSIP and/or ISIN number(s) of the debt securities of the series; and

•	any other specific terms (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

We may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of securities of that series.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the applicable prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.

Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Unless otherwise set forth in the applicable prospectus supplement, interest on outstanding debt securities will be paid to holders of record on the date that is 15 days prior to the date such interest is to be paid, or, if not a business day, the next preceding business day. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully registered form only. Unless otherwise specified in the applicable prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the applicable trustee. The debt securities may be presented for transfer or exchange at such office unless otherwise specified in the applicable prospectus supplement, subject to the limitations provided in the applicable indenture, without any service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Guarantees

Our payment obligations, including certain repurchase or redemption obligations described in the indentures, under any series of the debt securities may be guaranteed by the Company and/or one or more subsidiaries. The guarantors of any series of guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities and guarantees may be released or added upon the occurrence of certain events. In the event we or any of our subsidiaries issue a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement and a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally, jointly and severally, guarantee the due and punctual payment of the principal of, and premium, if any, and interest if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture. If a series of debt securities is so guaranteed by the Company and/or any of our subsidiaries, such guarantors will execute an indenture, a supplemental indenture, or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by the Company, or subsidiaries or any other persons.

Notwithstanding the foregoing unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture may contain provisions to the effect that the obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor with respect to its obligations under its guarantee.

Ranking and Subordination

Ranking

Unless otherwise set forth in the applicable prospectus supplement, the ranking of the debt securities and guarantees will be as follows. The debt securities will be our unsecured, senior obligations, and will rank equally with our other unsecured and unsubordinated obligations. Any guarantees of the debt securities will be unsecured and senior obligations of each of the guarantors, and will rank equally with all other unsecured and unsubordinated obligations of such guarantor.

The debt securities and the related guarantees will effectively rank junior in right of payment to any of our or the guarantors’ existing and future secured obligations to the extent of the value of the assets securing such obligations. The debt securities and the guarantees will be effectively subordinated to all existing and future liabilities, including indebtedness and trade payables, of our non-guarantor subsidiaries. Unless otherwise set forth in the prospectus supplement relating to such series of debt securities, the indentures will not limit the amount of indebtedness or other liabilities that can be incurred by our non-guarantor subsidiaries.

Our ability to service our respective indebtedness and other obligations is dependent primarily upon the earnings and cash flow of our subsidiaries and the distribution or other payment to us of such earnings or cash flow. In addition, certain indebtedness of our subsidiaries contains, and future agreements relating to any indebtedness of our subsidiaries may contain, significant restrictions on the ability of our subsidiaries to pay dividends or otherwise make distributions to us.

Certain Covenants

Limitation on Consolidation, Merger, Conveyance or Transfer on Certain Terms

For so long as any debt securities are outstanding, except as described in the applicable prospectus supplement relating to such debt securities, none of the issuers or guarantors of a series of debt securities, (as to such series of debt securities, the “Credit Parties”) will consolidate with or merge into any other Person that is not within the Credit Group (as defined below) immediately prior to such transaction or convey or transfer its properties and assets in one or a series of related transactions that would result in the sale, assignment, transfer, lease or conveyance, directly or indirectly, of all or substantially all of the combined assets of the Credit Parties and the Credit Parties’ direct and indirect subsidiaries (to the extent of their economic ownership interest in such subsidiaries), or collectively, as to such series of debt securities, the Credit Group, taken as a whole, to any

Person that is not within the Credit Group immediately prior to such transaction, other than sales, assignments, transfers, losses, conveyances, or other dispositions of securitization assets, repurchase agreement assets, investments or other securities or assets in each case, in the ordinary course of business, unless:

(1) such Credit Party is the surviving Person, or the Person formed by or surviving such consolidation or merger or to which such sale, assignment, transfer, lease or conveyance has been made is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and has expressly assumed by supplemental indenture all of the obligations of such Credit Party under the applicable indenture;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(3) we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this covenant and that all conditions precedent provided for relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Credit Group, taken as a whole, as set forth above, the successor Person formed by such consolidation or into which any Credit Party is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of such Credit Party under the applicable indenture with the same effect as if such successor had been named as such Credit Party in the applicable indenture or supplemental indenture. In the event of any such conveyance or transfer, the applicable Credit Party as the predecessor shall be discharged from all obligations and covenants under the applicable indenture and the debt securities issued under such indenture and may be dissolved, wound up or liquidated at any time thereafter.

Except as described in this prospectus and any applicable prospectus supplement, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of debt securities protection in the event of a recapitalization or highly leveraged transaction involving the Company.

Any covenants of the Credit Parties pertaining to a series of debt securities will be set forth in the applicable prospectus supplement.

Certain Definitions

The following are certain of the terms defined in the indentures:

“GAAP” means generally accepted accounting principles in the United States (including, if applicable, International Financial Reporting Standards) as such principles are in effect from time to time.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Significant Subsidiary” means, with respect to any Person, any subsidiary of such Person that is a “significant subsidiary” of such Person within the meaning of Rule 1-02(w) of Regulation S-X promulgated by the SEC (as such rule is in effect on the issue date, but (i) without giving effect to extraordinary, unusual or non-recurring items for the purposes of clause 3 of such rule and (ii) with respect to any subsidiary that is not consolidated with the Company pursuant to GAAP, based solely on clause 1 and 2 of such rule), with the calculation of whether such subsidiary is a “significant subsidiary” within the meaning of such rule to be made in accordance with GAAP.

Defeasance and Discharge

We can discharge or defease our obligations under each indenture as set forth below.

Except as otherwise set forth in the applicable prospectus supplement or pricing supplement, if any, relating to the debt securities, each indenture will provide that we may, at our option,

(a) discharge any and all obligations in respect of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year), or legal defeasance, or

(b) be released from obligations imposed by the covenants described above under “—Certain Covenants,” and any other restrictive covenants described in a prospectus supplement relating to such series of debt securities, the guarantors will be released from the guarantees and certain Events of Default (as defined below) (other than those arising out of the failure to pay interest or principal on the debt securities of a particular series and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such series of debt securities, or covenant defeasance, in each case if we deposit with the trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the debt securities are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of, and interest on, such series (including any mandatory sinking fund payments) on the dates such payments are due in accordance with the terms of such series; provided, that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purposes of each indenture to the extent that an amount is deposited with the trustee equal to such “make-whole” amount calculated as of the date of the discharge, with any deficit as of the date of redemption, or any such amount, the Applicable Premium Deficit, only required to be deposited with the trustee on or prior to the date of redemption.

We may effect legal defeasance and covenant defeasance only if, among other things:

•

we irrevocably deposit with the trustee cash, U.S. government obligations or foreign government obligations, as applicable, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding debt securities of the series; provided, that with respect to any discharge in connection with any redemption that requires the payment of a “make-whole” amount, the amount deposited shall be sufficient for purpose of the applicable indenture to the extent that an amount is deposited with the trustee equal to such “make-whole” amount calculated as of the date of the defeasance, with any Applicable Premium Deficit only required to be deposited with the trustee on or prior to the date of redemption;

•

we deliver to the trustee a legal opinion issued by counsel confirming that the beneficial owners of the securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, legal defeasance, covenant defeasance and/or discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, legal defeasance, covenant defeasance and/or discharge had not occurred, which opinion, in the case of legal defeasance, must be based on a ruling received from or published by the United States Internal Revenue Service or change in the applicable U.S. federal income tax law to such effect

•	no default or Event of Default with respect to the securities shall have occurred and be continuing on the date of deposit; and

•	we deliver to the trustee an opinion of counsel stating that we have complied with all of the above requirements with respect to such legal defeasance or covenant defeasance.

Although we may discharge or defease our obligations under each indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or paying agency in respect of any series of debt securities or hold moneys for payment in trust

Events of Default, Notice and Waiver

Except as otherwise set forth in the applicable prospectus supplement, each indenture will provide that, if an Event of Default specified therein with respect to any series of debt securities issued thereunder shall have happened and be continuing, either the trustee thereunder or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series (or not less than 25% in aggregate principal amount of all outstanding debt securities under such indenture, in the case of certain Events of Default affecting all series of debt securities issued under such indenture) may declare the principal of all the debt securities of such series to be due and payable.

“Events of Default” in respect of any series will be defined in the indentures as being:

•	default for 30 days in payment of any interest installment with respect to such series;

•

default in payment of principal of, or premium, if any, on, or any sinking or purchase fund or analogous obligation with respect to, debt securities of such series when due at their stated maturity, by declaration or acceleration, when called for redemption or otherwise;

•

default for 90 days after notice to us by the trustee thereunder or by holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series in the performance, or breach, of any covenant or warranty pertaining to debt securities of such series;

•

a guarantee of any guarantor ceases to be in full force and effect or is declared to be null and void and unenforceable or such guarantee is found to be invalid and such default continues for 30 days or a guarantor denies its liability under its guarantee (other than by reason of release of such guarantee in accordance with the terms of the indenture); and

•

certain events of bankruptcy, insolvency and reorganization with respect to an issuer of such series of debt securities or any Significant Subsidiary which is organized under the laws of the United States or any political sub-division thereof or the entry of an order ordering the winding up or liquidation of such entity’s affairs.

Any additions, deletions or other changes to the Events of Default which will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

Each indenture will provide that the trustee thereunder will, within 90 days after the occurrence of a default with respect to the debt securities of any series issued under such indenture, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that, except in the case of default in the payment of principal of, premium, if any, or interest, if any, on any of the debt securities of such series, the trustee thereunder will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series. The term “default” for the purpose of this provision means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

Each indenture will contain provisions entitling the trustee under such indenture, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to be indemnified to its reasonable satisfaction by the holders of the debt securities before proceeding to exercise any right or power under the applicable indenture at the request of holders of such debt securities.

Each indenture will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture may direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series, subject to certain conditions.

Except as otherwise set forth in the applicable prospectus supplement, in certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default or Event of Default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the debt securities of such series or payment of any sinking or purchase fund or analogous obligations with respect to such debt securities.

Each indenture will include a covenant that we will file annually with the trustee a certificate of no default or specifying any default that exists.

Modification of the Indentures

Except as set forth in the applicable prospectus supplement, we and the trustee may, without the consent of the holders of the debt securities issued under the indenture governing such debt securities, enter into indentures supplemental to the applicable indenture for, among others, one or more of the following purposes:

(1) to evidence the succession of another Person to the issuer(s) or any guarantor, and the assumption by such successor of the issuer(s) or any guarantor’s obligations under the applicable indenture and the debt securities of any series or the guarantees relating thereto;

(2) to add to the covenants of the issuer(s) or any guarantor, or to surrender any rights or powers of the issuer(s) or any guarantor for the benefit of the holders of debt securities of any or all series issued under such indenture;

(3) to cure any ambiguity, to correct or supplement any provision in the applicable indenture which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under such indenture;

(4) to add to the applicable indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended, or “the Act,” excluding the provisions referred to in Sections 316(a)(2) and 316(b) of the Act as in effect at the date as of which the applicable indenture was executed or any corresponding provision in any similar federal statute hereafter enacted;

(5) to establish the form or terms of any series of debt securities to be issued under the applicable indenture, to provide for the issuance of any series of debt securities and/or to add to the rights of the holders of debt securities;

(6) to evidence and provide for the acceptance of any successor trustee with respect to one or more series of debt securities or to add or change any of the provisions of the applicable indenture as shall be necessary to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the applicable indenture;

(7) to provide any additional Events of Default;

(8) to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain federal tax purposes;

(9) to provide for the terms and conditions of converting those debt securities that are convertible into shares of Common Stock or another security, if applicable;

(10) to secure any series of debt securities;

(11) to add guarantors and co-issuers in respect of the debt securities;

(12) to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the applicable indenture or any supplemental indenture under the Act; and

(13) to make any other change that does not adversely affect the rights of the holders of the debt securities in any material respect.

No supplemental indenture for the purpose identified in clauses (2), (3), (5) or (7) above may be entered into if to do so would adversely affect the rights of the holders of debt securities of any series issued under the same indenture in any material respect.

Except as set forth in the applicable prospectus supplement, each indenture will contain provisions permitting us and the trustee under such indenture, with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series issued under such indenture to be affected voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or modifying the rights of the holders of the debt securities of such series to be affected, except that no such supplemental indenture may, without the consent of the holders of affected debt securities, among other things:

(1) change the maturity of the principal of, or the maturity of any premium on, or any installment of interest on, any such debt security, or reduce the principal amount or the interest or any premium of any such debt securities, or change the method of computing the amount of principal or interest on any such debt securities on any date or change any place of payment where, or the currency in which, any debt securities or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity of principal or premium, as the case may be;

(2) reduce the percentage in principal amount of any such debt securities the consent of whose holders is required for any supplemental indenture, waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture;

(3) modify any of the provisions of the applicable indenture related to (i) the requirement that the holders of debt securities issued under such indenture consent to certain amendments of the applicable indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase the percentage of holders required to make such amendments or grant such waivers;

(4) impair or adversely affect the contractual right of any holder to institute suit for the enforcement of any payment on, or with respect to, such debt securities on or after the maturity of such debt securities;

(5) if the debt securities of any series are convertible into or for any other securities or property, make any change that adversely affects in any material respect the right to convert any debt security of such series (except as permitted by the indenture) or decrease the conversion rate or increase the conversion price of any such debt security of such series, unless such decrease or increase is permitted by the terms of such debt security;

(6) subordinate any debt securities of any series or any guarantee to any other obligation of the issuer or the applicable guarantor; or

(7) release any guarantees other than in accordance with the indenture.

Notices

Notices to holders of the securities will be given only to the applicable depositary, in accordance with its applicable policies as in effect from time to time.

The Trustee

The trustee named under each indenture and its affiliates may also provide banking, trustee and other services for, and transact other banking business with, us in the normal course of business.

Each indenture provides that there may be more than one trustee under such indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the applicable indenture supearate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the applicable indenture. Any trustee under the applicable indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in the United States.

Each indenture contains limitations on the right of the trustee, should it become a creditor of the issuer(s), to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series will generally have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of debt securities, provided that, the direction would not conflict with any rule of law or with the applicable indenture, and would not involve any trustee in personal liability. Each indenture provides that in case an Event of Default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

Governing Law

The indentures, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue debt securities through global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If we do issue global securities, the following procedures will apply.

We will deposit global securities with the depositary identified in the applicable prospectus supplement. After we issue a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as “participants.” The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of us, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary, upon receipt of any payments, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue registered securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global securities.

GUARANTOR REGISTRANTS

Our Guarantor Registrants may issue debt securities or may fully and unconditionally guarantee the due and punctual payment of the principal of, and any premium and interest on, one or more series of our debt securities, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of our failure to punctually pay any principal, premium or interest on any guaranteed debt security, our Guarantor Registrants will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by us. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by our Guarantor Registrants will be of payment only and not of collection. Financial information concerning our Guarantor Registrants, if any, is or will be included, as applicable, in our periodic reports filed pursuant to the Exchange Act, to the extent required by the rules and regulations of the SEC.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of common stock or preferred stock, depositary shares or debt securities and may issue warrants independently or together with shares of common stock or preferred stock, depositary shares or debt securities or attached to, or separate from, such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement. The form of warrant agreement and the form of warrant certificate will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend or interest payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of shares of common stock, shares of preferred stock, depositary shares or debt securities at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. After the expiration date set forth in the applicable prospectus supplement, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented for exercise with respect to a warrant certificate, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders for the purchase of shares of common stock or preferred stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The form of rights agreement and rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock or preferred stock of a specified class and/or series purchasable upon exercise of such rights and the exercise price;

•	the designation and terms of the preferred stock, if any, purchasable upon exercise of such rights;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	any special U.S. federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be represented by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described herein will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the class or series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual class or series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a class or series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Clifford Chance US LLP. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Lighthouse Renewable Holdco 2 LLC and subsidiaries as of December 31, 2023 and 2022, and for the years ended December 31, 2023 and 2022, and the period from December 17, 2021 through December 31, 2021 included in our Annual Report on Form 10-K/A for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The consolidated financial statements of Lighthouse Renewable Holdco 2 LLC and subsidiaries are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Daggett Renewable Holdco LLC and subsidiaries as of December 31, 2023, and for the period from February 17, 2023 through December 31, 2023 included in our Annual Report on Form 10-K/A for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The consolidated financial statements of Daggett Renewable Holdco LLC and subsidiaries are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Rosie TargetCo LLC and subsidiaries as of December 31, 2023 and 2022, and for each of the years ended December 31, 2023, 2022 and 2021 included in our Annual Report on Form 10-K/A for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The consolidated financial statements of Rosie TargetCo LLC and subsidiaries are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements of Vivint Solar Asset 3 HoldCo Parent, LLC for the year ended December 31, 2021 included in our Annual Report on Form 10-K/A for the year ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. The consolidated financial statements of Vivint Solar Asset 3 HoldCo Parent, LLC are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and at the website maintained by the SEC, containing reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at www.sec.gov.

This prospectus is a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act covering securities that may be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning us and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Period
Annual Report on Form 10-K (File No. 001-35877)	Year ended December 31, 2024
Annual Report on Form 10-K/A (File No. 001-35877)	Year ended December 31, 2023

Document	Filed
Definitive Proxy Statement on Schedule 14A (only with respect to information contained in such Definitive Proxy Statement that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2023) (File No. 001-35877)	April 15, 2024

Document	Filed
Registration Statement on Form 8-A, or Form 8-A, as updated by Exhibit 99.2 to the Current Report on Form 8-K (containing a description of our common stock, $0.01 par value per share) (File No. 001-35877)	April 15, 2013 (Form 8-A) July 3, 2024 (Exhibit 99.2)

All documents that we file (but not those that we furnish) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to us at One Park Place, Suite 200, Annapolis, Maryland 21401, Attention: HA Sustainable Infrastructure Capital, Inc., Investor Relations, or contact our offices at (410) 571-9860. The documents may also be accessed on our website at www.hasi.com.

$500,000,000

HA Sustainable

Infrastructure Capital, Inc.

Common Stock

P R O S P E C T U S S U P P L E M E N T

B. Riley Securities

Baird

Barclays

BofA Securities

Citigroup

Credit Agricole CIB

Goldman Sachs & Co. LLC

Jefferies

J.P. Morgan

KeyBanc Capital Markets

Mizuho

Morgan Stanley

Nomura

RBC Capital Markets

Truist Securities

February 28, 2025